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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 1, 1996, except for Note 16 as to which the date is August 27, 1996, with respect to the financial statements of POA Acquisition Corporation included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-21717) and the related Prospectus of Universal Outdoor, Inc. for the registration of $100,000,000 of 9 3/4% Series B Senior Subordinated Exchange Notes due 2006.


Ernst & Young LLP


March 18, 1997
Orlando, Florida